Exhibit 1.1

$500,000,000

W.  P. CAREY INC.

4.600% Senior Notes due 2024

Underwriting Agreement

March 11, 2014

J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
  As Representatives of the
  several Underwriters listed
  in Schedule 1 hereto
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York  10179

Ladies and Gentlemen:

W. P. Carey Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (together the “Representatives”), $500,000,000 principal amount of its 4.600% Senior Notes due 2024 (the “Securities”).  The Securities will be issued pursuant to an Indenture to be dated as of March 14, 2014 (the “Base Indenture”) among the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended by a Supplemental Indenture to be dated as of March 14, 2014 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.         Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333–194389), including a prospectus, relating to the Securities.  Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; the term “Preliminary Prospectus” means the prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act, the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the preliminary prospectus supplement dated March 11, 2014 relating to the Securities and the prospectus to which it is attached (collectively the “Securities Preliminary Prospectus”); and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities.  Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 4:44 p.m. the time when sales of the Securities were first made on March 11, 2014 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”):  the Securities Preliminary Prospectus and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

2.         Purchase of the Securities by the Underwriters.

(a)        The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.989% of the principal amount thereof.  The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)        The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information.  The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)        Payment for and delivery of the Securities will be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York at 10:00 A.M., New York City time, on March 14, 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)       Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”) or a custodian acting on behalf of DTC, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.  The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)        The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of such offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriter are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company with respect thereto.  Any review by the Representatives or any other Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter and shall not be on behalf of the Company or any other person.

3.         Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

(a)        Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b)        Time of Sale Information.  The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)        Issuer Free Writing Prospectus.  The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) any Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d)       Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; no order preventing or suspending the use of the Prospectus has been issued by the Commission; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that  the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such

Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)        Incorporated Documents.  The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission or amended, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)        Financial Statements.  The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and their consolidated results of operations and their consolidated changes in cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly in all material respects the information required to be stated therein; the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; the pro forma financial information and the related notes thereto, if any, included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus; and no historical or pro forma financial statements are required to be included in the Registration Statement, the Time of Sale Information or the Prospectus under the Securities Act or the Exchange Act that have not been included therein.  The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)        No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus:  (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, rights, assets, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h)        Organization and Good Standing.  The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement and the Securities (a “Material Adverse Effect”).

(i)         Capitalization.  The Company has the capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except as may otherwise be specifically disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(j)         Due Authorization.  The Company has the full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k)        The Indenture.  The Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement was duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(l)         The Securities.  The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m)       Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(n)        [Reserved]

(o)        Descriptions of the Transaction Documents.  Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(p)        No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

(q)        No Conflicts.  The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)        No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the offer and sale of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(s)        Legal Proceedings.  Except as described in or incorporated by reference each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information, the Prospectus or any document incorporated by reference therein that are not so described as required and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus or any document incorporated by reference therein that are not so filed as exhibits or so described as required.

(t)        Independent Accountants.  PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its subsidiaries Corporate Property Associates 16 - Global Incorporated, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries and Corporate Property Associates 16 - Global Incorporated within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u)        Title to Real and Personal Property.  The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, as disclosed or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(v)        No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(w)       Investment Company Act.  The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(x)        Taxes.  The Company and its subsidiaries have paid all material federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (taking into account all permitted extensions); and except as otherwise disclosed or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(y)        Licenses and Permits.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(z)        Compliance With Environmental Laws.  (i) The Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected, individually or in the aggregate, to have Material Adverse Effect, and (z) none of the Company and its subsidiaries anticipates capital expenditures relating to any Environmental Laws that would be material to the Company and its consolidated subsidiaries taken as a whole.

(aa)      Compliance with ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code;  (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), except in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)       Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc)        Accounting Controls.  The Company, on a consolidated basis with its subsidiaries, maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company, on a consolidated basis with its subsidiaries, maintains internal accounting controls sufficient to provide reasonable assurance that:  (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal control over financial reporting.

(dd)       Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary in the businesses in which the Company and its subsidiaries are engaged; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ee)        No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has:  (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the Organisation for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ff)         Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg)       No Conflicts with Sanctions Laws.  (i) Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is (A) currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation,  the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); (ii) the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (A) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (B) to fund or facilitate any activities of or business in any Sanctioned Country or (C) in any other manner that will result in a violation of Sanctions by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise); and (iii) for the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(hh)       Solvency.  On and immediately after the Closing Date, the Company (after giving effect to the issuance and sale of the Securities and the other transactions related thereto as described in each of the Registration Statement, the Time of Sale Information and the Prospectus) will be Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date:  (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(ii)          No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except where such prohibition would not, individually or in the aggregate, have a Material Adverse Effect.

(jj)          No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(kk)       No Registration Rights.  No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.  The Registration Rights Agreement dated as of July 23, 2012, by and among W. P. Carey & Co. LLC (as predecessor to the Company), the Company, the Estate of William Polk Carey and W. P. & Carey Co., Inc. remains in effect but can no longer result in the Company or any of its subsidiaries being required to register the Registrable Securities (as defined therein).

(ll)          No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(mm)     Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(nn)       Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo)       Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(pp)       Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(qq)       Status under the Securities Act.  The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(rr)         REIT Qualification.  Commencing with its taxable year ended December 31, 2012, the Company has been, and upon the sale of the Securities, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and the Company’s present and proposed method of operation as described in the Registration Statement, the Time of Sale Information and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

4.            Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)          Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.  The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)          Delivery of Copies.  The Company will deliver, without charge:  (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)          Amendments or Supplements; Issuer Free Writing Prospectuses. Prior to the expiration of the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.

(d)          Notice to the Representatives.  The Company will advise the Representatives promptly, and confirm such advice in writing:  (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing

Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)          Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)           Ongoing Compliance.  If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)          Blue Sky Compliance.  The Company will furnish such information as may be required and otherwise use its commercially reasonable efforts to cooperate in qualifying the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the

Representatives shall reasonably request and will use its commercially reasonable efforts to maintain such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)          Earning Statement.  The Company will make generally available to its security holders and the Representatives as soon as reasonably practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)           Clear Market.  During the period from the date hereof through and including the date that is one day after the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(j)           Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

(k)          DTC.  The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)           No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m)         Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)          REIT Qualification.  The Company will use its commercially reasonable efforts to continue to meet the requirements for qualification as a REIT under the Code for each of its taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company to remain so qualified.

5.            Certain Agreements of the Underwriters.        Each Underwriter hereby represents and agrees that:

(a)          It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such

Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).  Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Company.

(b)          It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.            Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)          Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; no order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)          Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)          No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading or withdrawal shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)          No Material Adverse Change.  No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)          Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date a certificate of an officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct on and as of the Closing Date, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date, and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)           Comfort Letters.  (i) On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date; and (ii) the Company shall have furnished to the Representatives a certificate, dated the Closing Date and addressed to the Representatives, of its chief financial officer with respect to certain financial data contained in the Registration Statement, the Time of Sale Information and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(g)          Opinion and 10b-5 Statement of Counsel for the Company.  DLA Piper LLP (US), counsel for the Company, shall have furnished to the Representatives, at the request of the Company, its written opinion and 10b-5 Statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto.

(h)          Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Sidley Austin LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as it may reasonably request to enable it to pass upon such matters.

(i)           No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j)           Good Standing.  The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k)          DTC.  The Securities shall be eligible for clearance and settlement through DTC.

(l)           Indenture and Securities.  The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(m)         Additional Documents.  On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.            Indemnification and Contribution.

(a)          Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)          Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers who signed the

Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following paragraphs in the Securities Preliminary Prospectus and the Prospectus:  the information in the sixth and seventh paragraphs and the third sentence of the eighth paragraph under the caption “Underwriting”.

(c)          Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless:  (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, its directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)          Contribution.  If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)          Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented out-of-pocket legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)           Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.            Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.            Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date:  (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.         Defaulting Underwriter.

(a)          If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the

Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters by other persons satisfactory to and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters by other persons satisfactory to  the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.         Payment of Expenses.

(a)          Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation:  (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable and documented out-of-pocket fees and expenses of counsel for the Underwriters in an aggregate amount not to exceed $10,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)          If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all documented out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.         Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.         Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.         Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.         Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.         Miscellaneous.

(a)          Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Underwriters.

(b)          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax:  212-834-6081), Attention:  Investment Grade Syndicate Desk – 3rd Floor; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (fax: 212-816-7912), Attention: General Counsel; and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202 (fax: 704-410-0326), Attention: Transaction Management Department.  Notices to the Company shall be given to it at 50 Rockefeller Plaza, New York, New York 10020 (fax:  212-492-8922), Attention:  c/o Catherine D. Rice and Paul Marcotrigiano.

(c)          Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)          Submission to Jurisdiction.  The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.  The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(e)          Waiver of Jury Trial.  Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)           Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g)          Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)          Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

W. P. CAREY INC.

		By	/s/ Catherine D. Rice
Name: Catherine D. Rice
Title: Chief Financial Officer

Accepted as of the date first above written

J.P. MORGAN SECURITIES LLC

By	/s/ Maria Scamer
Name: Maria Scamer
Title: Executive Director

Citigroup Global Markets Inc.

By	/s/ Auren Kale
Name: Auren Kale
Title: Director

Wells Fargo Securities, LLC

By	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

Schedule 1

Underwriter	Principal Amount

J.P. Morgan Securities LLC	$165,000,000
Citigroup Global Markets Inc.	97,500,000
Wells Fargo Securities, LLC	97,500,000
Barclays Capital Inc.	40,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	40,000,000
BMO Capital Markets Corp.	10,000,000
Capital One Securities, Inc.	10,000,000
Fifth Third Securities, Inc.	10,000,000
PNC Capital Markets LLC	10,000,000
RBS Securities Inc.	10,000,000
Regions Securities LLC	10,000,000
Total	$500,000,000

Annex A

Form of Opinion of Counsel for the Company

(see attached)

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
www.dlapiper.com

T	212.335.4500
F	212.335.4501

March [    ], 2014

J.P. MORGAN SECURITIES LLC

CITIGROUP GLOBAL MARKETS INC.

WELLS FARGO SECURITIES, LLC

As Representatives of the several Underwriters
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

Re:                            [    ]% Senior Notes Due 20[    ] of W. P. Carey Inc.

Ladies and Gentlemen:

We have acted as counsel to W. P. Carey Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company of $[            ] aggregate principal amount of the Company’s [    ]% Senior Notes due 20[    ] (the “Notes”). The Notes will be issued pursuant to an indenture (the “Base Indenture”) dated the date hereof by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”).  Certain terms of the Notes will be established pursuant to a supplemental indenture under the Base Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).  The Notes and the Indenture are described in the Registration Statement on Form S-3 (the “Registration Statement”), in the form in which it was filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the Preliminary Prospectus and the Prospectus.

This opinion is furnished pursuant to Section 6(g) of the Underwriting Agreement dated March [    ], 2014 (the “Underwriting Agreement”), by and among the Company and J.P. Morgan Securities LLC, [Citigroup] and [Wells Fargo Securities] as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”).  Capitalized terms used herein that are not defined shall have the respective meanings given them in the Underwriting Agreement.

A.  Documents.  We have examined such documents as we have deemed advisable or necessary for the purpose of rendering this opinion, including the following:

(A)                 the Registration Statement on Form S-3 (File No. 333-194389), as filed by the Company with the Commission on March 7, 2014, for the purpose of registering certain securities, including the Notes, under the Act, and the documents and information incorporated or deemed incorporated by reference therein;

(B)                 the Preliminary Prospectus, as filed by the Company with the Commission on March [10], 2014 pursuant to Rule 424(b)([_]) of the rules and regulations of the Commission promulgated under the Act;

(C)                 the Company’s issuer free writing prospectus, as filed by the Company with the Commission on March [    ], 2014 pursuant to Rule 433 of the rules and regulations of the Commission promulgated under the Act (the “FWP”, and together with the Preliminary Prospectus, the “Time of Sale Information”);

(D)                the Prospectus, as filed by the Company with the Commission on March [    ], 2014 pursuant to Rule 424(b)([_]) of the rules and regulations of the Commission promulgated under the Act;

(E)                 the Base Indenture;

(F)                  the Supplemental Indenture;

(G)                the Articles of Amendment and Restatement of the Company, as filed with the Maryland State Department of Assessments and Taxation on [            ] (the “Certificate”);

(H)                 the Amended and Restated Bylaws of the Company, as certified by the Company’s Secretary on the date hereof (the “Bylaws”);

(I)                       the stock records and minute books of the Company that were made available to us by the Company;

(J)                   executed counterparts of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and a specimen of each of the Notes;

(K)                 the certificates of various corporate officers of the Company of even date herewith delivered by the Company to you pursuant to the Underwriting Agreement;

(L)                   the Certificate of Good Standing of the Maryland Department of Assessments and Taxation with respect to the Company, dated March 5, 2014 (the “Good Standing Certificate”);

(M)               the other closing documents delivered by the Company and the Underwriters on the date hereof;

(N)                 the material contracts, as amended through the date of the Underwriting Agreement, listed on Section 10 of the exhibit index to the Company’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2013 (collectively, the “Material Contracts”);

(O)                certified copies of certain resolutions adopted by the Board of Directors of the Company relating to the transactions contemplated by the Underwriting Agreement; and

(P)                 an Officers’ Certificate delivered by the Company in connection with our rendering this opinion (the “Officers’ Certificate”).

As to factual matters, subject to the further limitations on the scope of our review and inquiry set forth below, we have relied solely upon an examination, and have assumed the accuracy, completeness and genuineness, of the documents (or other confirmatory statements) listed or identified in paragraphs (A) through (P) above.  We have not undertaken independently to verify the accuracy of the facts set forth in such certificates, documents and representations.

B.  Assumptions.   We have assumed: (i) the genuineness and authenticity of all documents submitted to us as originals; (ii) the conformity to genuine, authentic originals of all documents submitted to us as copies; (iii) the legal competence of all individuals executing documents; and (iv) the due authorization, execution and delivery of all documents by any party other than the Company when due authorization, execution and delivery are a prerequisite to the effectiveness thereof.  To the extent that the Company’s obligations under the Indenture or the Notes may be dependent upon such matters, we have also assumed that: (i) the Trustee under the Indenture has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization; (ii) the Trustee is duly qualified to engage in the activities contemplated by the Indenture; (iii) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; and (iv) the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations.

With respect to our opinions in Paragraph 1 to the effect that the Company is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, we have relied solely upon the Good Standing Certificate.

With respect to our opinions in Paragraph 6, we have assumed that the statements made in the Registration Statement, the Preliminary Prospectus and the Prospectus and any further amendments and supplements referenced therein are correct and complete.

With respect to our opinions in Paragraph 8, we have assumed that the proceeds from the sale of the Notes are applied in the manner contemplated by the Registration Statement, the Preliminary Prospectus and the Prospectus.

With respect to our opinion in Paragraph 7 regarding consent, approval, authorization,  registration, filing or qualification, and with respect to violation of federal or state statutes, rules or regulations, we have not conducted any special investigation of laws or regulations, and our opinion with respect thereto is limited to such laws of the United States, the State of New York and the General Corporation Law of the State of Maryland and their rules and regulations as in our experience are of general application to transactions of the sort contemplated by the Underwriting Agreement.

We express no opinion as to the effect on the opinions herein stated of the legal or regulatory status or nature of the Underwriters, and have assumed the compliance of the Underwriters with all state, federal or other laws or regulations applicable to them.

C.  Limitation as to Specific Laws.  We express no opinion concerning: (i) any laws, other than with respect to the laws of the State of New York, the General Corporation Law of the State of Maryland and the federal law of the United States; and (ii) any questions of choice of law, choice of venue or conflict of laws.

D.  Opinions.  Based upon our examination of the foregoing, in reliance thereon, and subject thereto, we are of the opinion that, as of the date hereof:

1.             The Corporation is a corporation validly existing and in good standing under the laws of the State of Maryland, with corporate power and authority to own or lease, as the case may be, its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus;

2.             The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

3.             The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

4.             The Notes are in the form contemplated by the Indenture, have been duly authorized and executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price as specified in the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and will be entitled to the benefits of the Indenture;

5.             The statements set forth in the Time of Sale Information and the Prospectus under the captions (i) “Description of the notes”, insofar as they purport to constitute a summary of the terms of the Notes and the Indenture, and (ii) “Material federal income tax considerations” and “Supplemental U.S. federal income tax consequences,” insofar as such statements constitute a summary of the legal matters referred to therein, are accurate descriptions or summaries in all material respects;

6.             The Registration Statement, the Preliminary Prospectus, each free writing prospectus contained in the Time of Sale Information and the Prospectus, in each case, including the documents incorporated therein by reference, and any further amendments and supplements thereto, as applicable, made by the Company prior to the Closing Date (other than the exhibits, financial statements and related schedules and other financial data included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act, the Exchange Act and the Trust Indenture Act and the rules and regulations thereunder; it being understood, however, we express no view with respect to Regulation S-T promulgated under the Act;

7.             The issue and sale of the Notes by the Company pursuant to the Underwriting Agreement and the execution, delivery and performance of the Underwriting Agreement and the Indenture and the consummation of the transactions therein contemplated do not: (i) result in a breach of, a default under, the acceleration of indebtedness under, or the imposition of a lien or security interest under any Material Contract; (ii) result in any violation of the provisions of the Certificate or Bylaws, in each case as currently in effect; (iii) violate the General Corporation Law of the State of Maryland or any federal or New York statute, rule or regulation applicable to the Company; or (iv) require any consent, approval or authorization to be obtained by the Company from, or any registrations, filings or qualifications to be made by the Company with, any governmental agency or body under the General Corporation Law of the State of Maryland or any federal or New York statute, rule or regulation applicable to the Company except as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations, filings or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters; and

8.             The Company is not, and after receipt of payment for the Notes and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act.

9.             The Registration Statement was automatically effective upon filing with the Commission under the Securities Act on March 7, 2014.  To our knowledge, the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the Company’s use of the automatic shelf registration form.  To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities

Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission.  Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).  The required filing of each free writing prospectus contained in the Time of Sale Information pursuant to Rule 433 under the Securities Act has been made in the manner and within the time period required by such Rule 433.

10.      To our knowledge, except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is or may be a party or to which any property of the Company is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect.  To our knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

11.      To our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or incorporated by reference as exhibits thereto.

12.      Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

E.  Qualifications.  Notwithstanding any other provision hereof, the opinions herein above expressed are subject to the following qualifications:

(A)                               The effect of the general principles of equity, including, but not limited to, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether such remedy is considered in a proceeding in equity or at law).

(B)                               The effect of statutory law and judicial decisions that limit enforcement of an exculpatory or indemnity provision, including, without limitation, limitations on the enforcement of provisions that encompass indemnification or exculpation with respect to: (i) the negligence or willful misconduct of the party seeking relief or of any person for whom said party is legally responsible; (ii) violations of law by the party seeking relief or by any person for whom said party is legally responsible; or (iii) matters found to be contrary to statute or public policy.

(C)                               The effect of judicial decisions and statutory law restricting enforcement of certain covenants and the availability of specific performance or any other remedy of a lender, if the violation of a covenant or the breach of a warranty is not material or if the action is not undertaken in good faith under the then-existing circumstances.

(D)                              The effect of judicial decisions and statutes limiting the enforceability of provisions imposing penalties, forfeitures, late payment charges, an increase in interest rate, or payment or other additional consideration: (i) upon prepayment, late payment, maturity, default or a lender’s election to accelerate a loan, particularly in cases where the occurrence of a default or waiving the benefit of a statutory right bears no reasonable relation to the damage suffered by the lender or is otherwise held to be a penalty; or (ii) as a consequence of costs incurred by a lender or imposition of governmental charges, taxes, levies or requirements upon a lender.

(E)                               The enforceability of provisions regarding consent to service, jurisdiction, venue or forum of any claim, demand, action or cause of action arising under or related to the Underwriting Agreement or the Indenture or the transactions contemplated therein.  We express no opinion as to any provision purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens in connection with any litigation arising out of or pertaining to the Underwriting Agreement or the Indenture.

(F)                                We express no opinion concerning whether the directors of the Company have complied with any applicable fiduciary duties in connection with the authorization, execution and performance of the Notes, the Indenture and the Underwriting Agreement. In addition, we express no opinion with respect to: (i) the effect or availability of equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity), including injunctive relief or specific performance; (ii) the effect of antitrust or trade regulation laws; or (iii) the compliance or non-compliance with the antifraud provisions of state and federal laws, rules and regulations concerning the issuance of securities.

(G)                              We express no opinion as to the accounting or tax consequences of the transactions contemplated by the Underwriting Agreement and the Indenture under applicable federal, state and local income tax laws and regulations.

(H)                               We have assumed that the Securities will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VI of the Charter.

***

This opinion is intended for your sole and exclusive use and is not to be made available to or relied upon by other persons or entities without our prior express written consent.  This opinion is rendered as of the date hereof and we disclaim any undertaking to advise you of any facts, circumstances, events or developments hereafter occurring or coming to our attention which may alter, affect or modify the opinions expressed herein.

Very truly yours,

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
www.dlapiper.com

T	212.335.4500
F	212.335.4501

March [    ], 2014

J.P. MORGAN SECURITIES LLC

[CITIGROUP]

[WELLS FARGO SECURITIES]

As Representatives of the several Underwriters
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

Re:                            [    ]% Senior Notes Due 20[    ] of W. P. Carey Inc.

Ladies and Gentlemen:

We have acted as counsel to W. P. Carey Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company of $[            ] aggregate principal amount of the Company’s [    ]% Senior Notes due 20[    ] (the “Notes”). The Notes will be issued pursuant to an indenture (the “Base Indenture”) dated the date hereof by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”).  Certain terms of the Notes will be established pursuant to a supplemental indenture under the Base Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).  The Notes and the Indenture are described in the Registration Statement on Form S-3 (the “Registration Statement”), in the form in which it was filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the Preliminary Prospectus and the Prospectus.

This letter is furnished pursuant to Section 6(g) of the Underwriting Agreement dated March [    ], 2014 (the “Underwriting Agreement”), by and among the Company and J.P. Morgan Securities LLC, [Citigroup] and [Wells Fargo Securities] as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”).  Capitalized terms used herein that are not defined shall have the respective meanings given them in the Underwriting Agreement.

The establishment or confirmation of factual matters or financial or quantitative information is beyond the scope and purpose of our professional engagement in this matter.  Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Time of Sale Information (except for those set forth in the Prospectus under the caption “Description of the notes”, insofar as they purport to constitute a summary of the terms of the Notes and the Indenture), and we have not made any independent check or verification thereof.  However, in the course of acting as counsel to the Company in connection with the preparation by the Company of the Registration Statement, the Prospectus and the Time of Sale Information, we have participated in conferences with officers and other representatives of the Company, representatives of the Underwriters, counsel for the Underwriters and the independent registered public accounting firm for the Company during which conferences the contents of the Registration Statement, the Prospectus and the Time of Sale Information and related matters were discussed.

Based upon our participation described above relying as to materiality upon the representations and statements of officers and representatives of the Company, we advise you that nothing has come to our attention that caused us to believe that (i) the Registration Statement (other than the financial statements, schedules and other financial data contained therein or omitted therefrom, as to which we express no view), as of the time it became effective or is deemed to have become effective under Section 11(d) of the Securities Act and Rule 430(B) thereunder contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information (other than the financial statements, schedules and other financial data contained therein or omitted therefrom, as to which we express no view), as of the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading  or (iii)  the Prospectus (other than the financial statements, schedules and other financial data contained therein or omitted therefrom, as to which we express no view), as of its date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is intended for your sole and exclusive use and is not to be made available or relied upon by other persons or entities without our prior express written consent.  This letter is rendered as of the date hereof and we disclaim any undertaking to advise you of any facts, circumstances, events or developments hereafter occurring or coming to our attention which may alter, affect or modify the confirmations included herein.

Very truly yours,

DLA Piper LLP (US)

DLA Piper LLP (US) 203 North LaSalle Street, Suite 1900 Chicago, Illinois 60601-1293 T 312.368.4000 F 312.236.7516 W www.dlapiper.com

March       , 2014

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Wells Fargo Securities, LLC

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York  10179

Re:                          Tax Opinion for REIT Status

Ladies and Gentlemen:

In connection with the issuance and sale by W. P. Carey Inc., a Maryland corporation (the “Company” or “W. P. Carey”) of $[•] aggregate principal amount of its [•]% Senior Notes due 20[•] (the “Notes”), pursuant to the Underwriting Agreement dated March [ ], 2014 (the “Underwriting Agreement”) by and among the Company, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC as representative of the several underwriters named in Schedule 1 thereto (the “Underwriters”), we have been requested by the Company to issue opinions as to whether, (i) commencing with its taxable year ended December 31, 2012 through its taxable year ended December 31, 2013, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation as described in the Registration Statement will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code and (ii) the descriptions of federal income tax consequences contained in the sections of the Time of Sale Information and the Prospectus entitled “Additional Material Federal Income Tax Considerations” and “Material Federal Income Tax Considerations” are both materially accurate descriptions of current tax law of the United States.  This opinion is furnished pursuant to Section 6(g) of the Underwriting Agreement.  Capitalized terms used herein that are not defined shall have the respective meanings given them in the Underwriting Agreement.

In connection with rendering the opinions expressed below, we have examined originals (or copies identified to our satisfaction as true copies of the originals) of the following documents (collectively, the “Reviewed Documents”):

(1)      The Company’s Articles of Amendment and Restatement in effect as of the date hereon (the “Articles”);

(2)      The Company’s Bylaws in effect as of the date hereof (the “Bylaws”);

(3)      the Registration Statement No. 333-[  ] dated March [ ], 2014; and

(4)      such other documents as may have been presented to us by the Company from time to time.

In addition, we have relied upon the factual representations contained in the certificate issued by the Company, dated as of the date thereof, executed by a duly appointed officer of the Company, setting forth certain representations relating to the organization and proposed operation of the Company and its subsidiaries.

For purposes of our opinions, we have not made an independent investigation of all of the facts set forth in the documents we reviewed.  We consequently have assumed that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinions.  No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way.  Any representation or statement in any document upon which we rely that is made “to the best of our knowledge” or otherwise similarly qualified is assumed to be correct.  Any alteration of such facts may adversely affect our opinions.

In our review, we have assumed, with the consent of the Company, that all of the representations and statements of a factual nature set forth in the documents we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms.  We have also assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

The opinions set forth in this letter are based on relevant provisions of the Code, the regulations promulgated thereunder by the United States Department of the Treasury (“Regulations”) (including proposed and temporary Regulations), and interpretations of the foregoing as expressed in court decisions, the legislative history, and existing administrative rulings and practices of the Internal Revenue Service (“IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof.

In rendering these opinions, we have assumed that the transactions contemplated by the Reviewed Documents have been or will be consummated in accordance with the terms and provisions of such documents, and that such documents accurately reflect the material facts of such transactions.  In addition, the opinions are based on the assumption that the Company and its subsidiaries (if any) will each be operated in the manner described in the Articles, the Bylaws and the other organizational documents of each such entity and their subsidiaries, as the case may be, and all terms and provisions of such agreements and documents will be complied with by all parties thereto.

It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect.  A material change that is made after the date hereof in any of the foregoing bases for our opinions could

2

affect our conclusions.  Furthermore, if the facts vary from those relied upon (including any representations, warranties, covenants or assumptions upon which we have relied are inaccurate, incomplete, breached or ineffective), our opinions contained herein could be inapplicable.  Moreover, the qualification and taxation of the Company as REIT depends upon its ability to meet, through actual annual operating results, distribution levels and diversity of share ownership and the various qualification tests imposed under the Code, the results of which will not be reviewed by the undersigned.  Accordingly, no assurance can be given that the actual results of the operations of the Company for any one taxable year will satisfy such requirements.

Based upon and subject to the foregoing, we are of the opinion that commencing with the Company’s taxable year ended December 31, 2012 through its taxable year ended December 31, 2013, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation as described in the Registration Statement will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code and (ii) the descriptions of federal income tax consequences contained in the sections of the Time of Sale Information and the Prospectus entitled “Additional Material Federal Income Tax Considerations” and “Material Federal Income Tax Considerations” are both materially accurate descriptions of current tax law of the United States.

The foregoing opinions are limited to the matters specifically discussed herein, which are the only matters to which the Company has requested our opinion.  Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein.

This letter is being provided to the Underwriters at the request of the Company in connection with the Registration Statement.  Only the Underwriters may rely on this letter. Without our prior written consent, this letter may not be relied upon by any other person or entity or used for any other purpose. We assume no obligation to advise the Underwriters or the Company of any changes in the foregoing subsequent to the date of this letter, and we are not undertaking to update this letter from time to time.  Please note that an opinion of counsel represents only counsel’s best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the IRS or that a court considering the issues would not hold otherwise.

3

THE OPINION SET FORTH HEREIN IS NOT INTENDED TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAX PENALTIES.  THIS OPINION SUPPORTS THE PROMOTION OR MARKETING OF THE TRANSACTIONS DESCRIBED ABOVE AND MATTERS RELATED THERETO AS DISCUSSED HEREIN.

Very truly yours,

DLA Piper LLP (US)

4

Annex B

Time of Sale Information

•      Pricing Term Sheet, dated March 11, 2014, substantially in the form of Annex C.

Annex C

Issuer Free Writing Prospectus filed pursuant to Rule 433
supplementing the Preliminary Prospectus Supplement dated
March 11, 2014 and the Prospectus dated March 7, 2014
Registration No. 333-194389

W. P. CAREY INC.

$500,000,000 4.600% Senior Notes due 2024

Issuer:	W. P. Carey Inc.

Aggregate Principal Amount:	$500,000,000

Stated Maturity Date:	April 1, 2024

Coupon:	4.600% per year

Public Offering Price:	99.639%, plus accrued and unpaid interest, if any, from the Settlement Date

Yield to Maturity:	4.645%

Benchmark Treasury:	2.750% due February 15, 2024

Benchmark Treasury Yield:	2.770%

Spread to Benchmark Treasury:	T+187.5 basis points

Interest Payment Dates:	April 1 and October 1, commencing October 1, 2014

Optional Redemption:

At any time prior to January 1, 2024 (i.e., three months prior to the stated maturity date of the notes), make-whole call based on the Treasury Rate plus 30 basis points; if redeemed on or after January 1, 2024 (i.e., three months prior to the stated maturity date of the notes), at 100% of the aggregate principal amount of the notes to be redeemed; plus, in each case, accrued and unpaid interest, if any, on the principal amount of the notes to be redeemed to, but not including, such redemption date.

Joint Book-Running Managers:	J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC

Senior Co-Managers:	Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Co-Managers:	BMO Capital Markets Corp.
Capital One Securities, Inc.
Fifth Third Securities, Inc.
PNC Capital Markets LLC
RBS Securities Inc.
Regions Securities LLC

CUSIP / ISIN:	92936UAA7 / US92936UAA79

Denominations:	$2,000 x $1,000

Trade Date:	March 11, 2014

Settlement Date; Settlement and Trading:

March 14, 2014, through the facilities of The Depository Trust Company and its direct and indirect participants, including Euroclear Bank S.A/N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, in accordance with their respective customary policies and procedures.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents that the issuer has filed with the SEC, including the prospectus supplement relating to the notes, for more complete information about the issuer and this offering.  You may get these documents for free by visiting the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement relating to the notes if you request it by contacting J.P. Morgan Securities LLC, collect at 212-834-4533; Citigroup Global Markets Inc., toll free at 1-800-831-9146; or Wells Fargo Securities, LLC, toll free at 1-800-326-5897.

A